Exhibit 10.1

SECOND SUPPLEMENTAL INDENTURE

dated as of April 26, 2011

with respect to the:

INDENTURE

Dated as of February 16, 2011

among

DEL MONTE FOODS COMPANY,

DEL MONTE CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of April 26, 2011, among Del Monte Foods Company, a Delaware corporation (“DMFC”), Del Monte Corporation, a Delaware corporation (“DMC”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture referred to below.

RECITALS

WHEREAS, DMFC (as successor in interest to Blue Merger Sub Inc.) and the Trustee entered into that certain Indenture, dated as of February 16, 2011, as supplemented by the First Supplemental Indenture, dated as of March 8, 2011, among DMFC, DMC and the Trustee (as supplemented, the “Indenture”), relating to the 7.625% Senior Notes due 2019 in original principal amount of $1,300,000,000 (the “Notes”).

WHEREAS, DMFC intends to execute and file a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on or before April 29, 2011 to merge DMFC with and into DMC (the “Merger”), with DMC continuing its corporate existence under Delaware law;

WHEREAS, Section 801 of the Indenture provides, among other things, that DMFC shall not be prevented from merging with or into any other Person, provided that, among other things, such Person into which DMFC shall have merged shall expressly assume, by a supplemental indenture thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all of the obligations of DMC under the Notes and the Indenture;

WHEREAS, Section 901 of the Indenture provides, among other things, that DMFC and the Trustee may from time to time and at any time amend the Indenture without the consent of any Holder to (i) comply with Article Eight of the Indenture and (ii) provide for the assumption of DMFC’s obligations to Holders;

WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been all respects duly authorized;

WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders as follows:

ARTICLE I

REPRESENTATIONS OF THE COMPANY AND SUCCESSOR

Each of DMFC and DMC represents and warrants to the Trustee as of the date hereof as follows:

1.1.    It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

1.2.    The execution, delivery and performance by it of this Second Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

1.3.    Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with Delaware law.

1.4.    Immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing.

ARTICLE II

ASSUMPTION AND AGREEMENTS

2.1.    DMC hereby expressly assumes all of the obligations of DMFC under the Notes and the Indenture. All references to the “Company” in the Indenture shall refer to DMC and DMC shall no longer be a Guarantor under the Indenture.

2.2.    The Notes may bear a notation concerning the assumption of the Notes and the Indenture by DMC.

2.3.    DMC shall succeed to and be substituted for DMFC, with the same effect as if it had been named as DMFC in the Indenture.

ARTICLE III

MISCELLANEOUS

3.1.    The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein.

3.2.    If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture, in either case that is required to be included in this

Second Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

3.3.    Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

3.4.    This Second Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

3.5.    The Section headings herein are for convenience only and will not affect the construction hereof.

3.6    This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

3.7    This Second Supplemental Indenture shall become effective as of the Effective Time.

3.8    This Second Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture will henceforth be read together.

[Signature pages follow]

DEL MONTE FOODS COMPANY

By:	/s/ Richard L. French
Name: Richard L. French
Title: Senior Vice President, Treasurer,
Chief Accounting Officer and Controller

DEL MONTE CORPORATION

By:	/s/ Richard L. French
Name: Richard L. French
Title: Senior Vice President, Treasurer,
Chief Accounting Officer and Controller

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ John A. (Alex) Briffett
Name: John A. (Alex) Briffett
Title: Authorized Signatory

[Signature Page to Second Supplemental Indenture]